Exhibit 23.0

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Jos. A. Bank Clothiers, Inc. pertaining to the Jos. A. Bank Clothiers, Inc. Incentive Plan, of our report dated April 16, 1998.



                                       /s/ Arthur Andersen LLP


Baltimore, Maryland,
April 16, 1998